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                                                                     Exhibit 5.1


             [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]


                                September 10, 1999


Metromedia Fiber Network, Inc.
One Meadowlands Plaza
East Rutherford, NJ 09073

                         Metromedia Fiber Network, Inc.,
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by the Company to render our opinion as to the legality of the securities being registered under the


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Metromedia Fiber Network, Inc.


Registration Statement. The Registration Statement relates to 813,789 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, which have been reserved for issuance upon exercise of certain options and warrants outstanding under the agreements listed in Annex A hereto (collectively, the "Agreements") which are being assumed by the Company pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 22, 1999, as amended, among the Company, AboveNet Communications, Inc. ("AboveNet") and Magellan Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Magellan"), providing for the merger of AboveNet with and into Magellan, with AboveNet as the surviving corporation in the merger.

         In connection with the furnishing of this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1.       the Registration Statement;

         2.       the Merger Agreement;

         3.       the Agreements;

         4. the form of Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.1 to the Registration Statement;

         5. the form of Amended and Restated Bylaws of the Company, included as Exhibit 3.2 to the Registration Statement; and


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Metromedia Fiber Network, Inc.


         6. the specimen class A common stock certificate of the Company, included as Exhibit 4.1 to the Registration Statement.

         In addition, we have examined those corporate records of the Company as we have considered appropriate and those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed below.

         In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the due authorization, execution and delivery of each of the Documents by each party to them other than the Company,
(ii) the enforceability of the documents reviewed by us against each party to them other than the Company, (iii) that the Shares will be substantially issued as described in the Registration Statement, (iv) the genuineness of all signatures, (v) the authenticity of all documents submitted to us as originals,
(vi) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (vii) the authenticity of the latter documents;
(viii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete, and (ix) the legal capacity of all individuals who have executed any of the documents which we examined.


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Metromedia Fiber Network, Inc.


         In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and in certificates of officers of the Company and upon certificates of public officials.

         Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized for issuance and that such Shares, when issued and delivered by the Company and paid for in accordance with the terms and provisions of the Agreements, will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. Our opinion is also rendered only with respect to the laws and the rules, regulations and orders under those laws that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

         We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                Very truly yours,

                                 /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                                ----------------------------------------------
                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON


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Metromedia Fiber Network, Inc.


                                     ANNEX A
                                     -------


1. Cooperation Agreement between AboveNet Deutschland Gmbh and AboveNet, dated March 25, 1999;

2. Shareholders Agreement relating to AboveNet UK Limited, by and among AboveNet, Mr. W Dobbie, Mr. A. MacSween and AboveNet UK Limited, dated March 1999;

3. Shareholders Agreement by and between Raiffeisen Rechenzentrum Ges. m.b.H. and AboveNet, dated March 8, 1999;

4. Warrants to purchase shares of Series D Preferred Stock of AboveNet issued to Silicon Valley Bank;

5. Stock Subscription Warrants to purchase shares of common stock of AboveNet issued to Transamerica Business Credit Corporation, included as Exhibits 4.5(a), 4.5(b), 4.5(c), 4.5(d) and 4.5(e), respectively, to the Registration Statement;

6. Warrant to purchase shares of common stock of AboveNet issued to Primus Technology Fund, dated July 31, 1998;

7. Warrant to purchase shares of common stock of AboveNet issued to DEF Public Relations, dated July 23, 1998;

8. Warrant to purchase shares of common stock of AboveNet issued to G&H Partners, dated July 31, 1998;

9. Warrants to purchase shares of common stock of AboveNet issued to Therma Corporation, included as Exhibits 4.10(a) and 4.10(b), respectively, to the Registration Statement;

10. Warrants to purchase shares of common stock of AboveNet issued to Biggs Cardosa, included as Exhibits 4.11(a) and 4.11(b), respectively, to the Registration Statement;

11. Warrants to purchase shares of common stock of AboveNet issued to CCG Facilities, included as Exhibits 4.12(a) and 4.12(b), respectively, to the Registration Statement;


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Metromedia Fiber Network, Inc.


12. Warrants to purchase shares of common stock of AboveNet issued to Kenneth Rodriguez & Partners, included as Exhibits 4.13(a) and 4.13(b), respectively, to the Registration Statement;

13. Warrant to purchase shares of common stock of AboveNet issued to Forest City Enterprises, Inc., dated December 4, 1998;

14. Warrants to purchase shares of common stock of AboveNet issued to Rudolph & Sletten, included as Exhibits 4.12(a) and 4.12(b), respectively, to the Registration Statement;

15. Warrant to purchase shares of common stock of AboveNet issued to Thomas M. Hirst, Trustee, and John D. Hagner, independent Trustee under the Trust Agreement of the Hirst Family Dated September 26, 1995, included as Exhibit 4.16 to the Registration Statement; and

16. Warrant to purchase shares of common stock of AboveNet issued to Synergism Partners, included as Exhibit 4.17 to the Registration Statement.


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